Exhibit 10.2

AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No.4”), dated as of July15, 2014, by and among Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware limited liability company (“Anchor”, and together with Oneida, each a “Borrower”, and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto (together with Parent, each a “Guarantor”, and collectively, “Guarantors”), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, with an office located at 100 Park Avenue, 14th Floor, New York, New York 10017, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors and assigns, and any replacement, the “Administrative Agent”) and as collateral agent for the Lenders (in its capacity as collateral agent, together with its successors and assigns, and any replacement, the “Collateral Agent”, and together with Administrative Agent, collectively, “Agents”).

W I T N E S S E T H:

WHEREAS, Agents, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013, by and among Agents, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2014, as amended by Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, and Amendment No. 3 to the Second Amended and Restated Loan and Security Agreement, dated as of June 30, 2014 (as the same may be further amended, modified, supplemented, extended, renewed, restated, refinanced restructured or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement and this Amendment No. 4, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, the Term Loan Forbearance Agreement will expire by its terms on July 15, 2014, and Borrowers and Guarantors requested that the Term Loan Lenders extend their forbearance for an additional period of time; and

WHEREAS, Borrowers have requested that Agents and Lenders make certain accommodations and amendments to the Loan Agreement, and Agents and Lenders are willing to make such accommodations and amendments, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 4, Borrowers, Guarantors, Agents and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.Definitions.
(a) Additional Definitions. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following:
(i) “Amendment No. 4” means Amendment No.4 to Second Amended and Restated Loan and Security Agreement, dated as of July 15, 2014, by and among Agents, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.
(ii) “Amendment No. 4 Effective Date” means the date on which all conditions precedent to Amendment No. 4 have been satisfied.
(b) Amendments to Definitions.
(i)    The definition of “Accommodation Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
““Accommodation Termination Date” means the earlier of (i) July 22, 2014 and (ii) the “Forbearance Termination Date” (as such term is defined in the Term Loan Forbearance Agreement).”
(ii)    The definition of “Term Loan Forbearance Agreement” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
““Term Loan Forbearance Agreement” means the Forbearance Agreement, dated as of May 30, 2014, by and among Anchor and Oneida, as borrowers, the Guarantors, the Term Loan Lenders party thereto, and Term Loan Agent, as amended by that certain Amendment No.1 to Forbearance Agreement entered into as of June 30, 2014, and as further amended by that certain Amendment No. 2 to Forbearance Agreement entered into as of July 15, 2014.”
(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
2.Events of Default. As of the date hereof, Administrative Agent has not waived, is not by this Amendment No.4 waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof.
3.Conditions Precedent. This Amendment No.4 shall become effective on the first date upon which each of the following conditions precedent has been satisfied:
(a)Administrative Agent shall have received this Amendment No. 4, duly authorized, executed and delivered by Borrowers, Guarantors, Agents, and Lenders;
(a)    Administrative Agent shall have received that certain Amendment No. 2 to Forbearance Agreement, entered into as of July 15, 2014, duly executed and delivered by the Borrowers and the Term Loan Agent, and the Required Lenders (as such term is defined in the Term Loan Agreement) and all other parties thereto, in form and substance satisfactory to the Administrative Agent, the terms of which shall include an agreement by the Term Loan Agent and Term Loan Lenders to forbear from exercising their rights and remedies with respect to existing events of default under the Term Loan Agreement for a period that extends to at least July 22, 2014; and
(b)    no Default or Event of Default shall exist or shall have occurred and be continuing, both before and after giving effect to this Amendment No. 4.
4.Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents and warrants to the Lenders for itself and each of the other Loan Parties the following (which shall survive the execution and delivery of this Amendment No. 4), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:
(a)    as to each Loan Party, each Loan Party has the power and authority to execute, deliver and perform this Amendment No. 4, has taken all necessary action (including obtaining approval of its stockholders or members if necessary) to authorize the execution, delivery, and performance of this Amendment No. 4;
(b)    as to each Loan Party, this Amendment No. 4 has been duly executed and delivered by such Loan Party, and constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with its terms without defense, set-off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity;
(c)    as to each Loan Party, the execution, delivery and performance by such Loan Party of this Amendment No.4 does not and will not conflict with, or constitute a violation or breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any Loan Party by reason of the terms of (a) any material contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or articles of incorporation, by laws, or other organizational or constituent documents, as the case may be, of such Loan Party.

(d)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with this Amendment No. 4, except for those which have been duly obtained by the Loan Parties;
(e)    the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents (after giving effect to Amendment No. 4) that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects on the Amendment No. 4 Effective Date, except to the extent such representations or warranties specifically relate to an earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified, shall be true and correct in all material respects on and as of such earlier date; and
(f)    no event exists, or would exist immediately after giving effect to this Amendment No. 4, which constitutes a Default or an Event of Default.
5.Acknowledgments by Guarantors. Each Guarantor, by its signature below, hereby acknowledges, confirms and agrees that after giving effect to this Amendment No. 4 and the transactions contemplated hereby, the Guaranty Agreement executed by Guarantors guaranteeing the payment and performance of all Obligations, is and shall continue in full force and effect.
6.Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control.
7.Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.
8.Governing Law. This Amendment No. 4 and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.
9.Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns and the successors and permitted assigns of Lenders.
10.Reference to Loan Agreement. On and after the Amendment No. 4 Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment No. 4.

11.Counterparts. This Amendment No. 4 may be executed in any number of counterparts, and by each Agent, each Lender, and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document, and a telecopy or electronic mail in portable document format of any such executed signature page shall be valid as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 4 on the date first above written.

BORROWERS

ONEIDA LTD.

By:	/s/ Sam Solomon
Name: Sam Solomon
Title: Chief Executive Officer and President

ANCHOR HOCKING, LLC

By:	/s/ Sam Solomon
Name: Sam Solomon
Title: Chief Executive Officer and President
GUARANTORS

UNIVERSAL TABLETOP, INC.

By:	/s/ Sam Solomon
Name: Sam Solomon
Title: Chief Executive Officer and President

BUFFALO CHINA, INC.
DELCO INTERNATIONAL, LTD.
SAKURA, INC.
THC SYSTEMS, INC.
KENWOOD SILVER COMPANY, INC.
ONEIDA SILVERSMITHS INC.
ONEIDA INTERNATIONAL INC.
ONEIDA FOOD SERVICE, INC. UNIVERSAL
TABLETOP, INC.

By:	/s/ Sam Solomon
Name: Sam Solomon
Title: Chief Executive Officer and President
[Signatures Continue on Next Page]

Amendment No. 4 to Second Amended and Restated LASA (Oneida/Anchor)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and, individually as a Lender

By:	/s/ Robert Strack
Name: Robert Strack
Title: Authorized Signatory

Amendment No. 4 to Second Amended and Restated LASA (Oneida/Anchor)